EXHIBIT (g)(3)

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             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                  MAY 19, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                SCHEDULE 13E-4/A
                          ISSUER TENDER OFFER STATEMENT
      (PURSUANT TO SECTION 13(E)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)
                                (Amendment No. 1)

                                 PG ENERGY INC.
                  (Name Of Issuer And Person Filing Statement)


          4.10% CUMULATIVE PREFERRED STOCK, PAR VALUE $100.00 PER SHARE
                         (Title of Class of Securities)

                                    708747209
                      (CUSIP Number of Class of Securities)

                                 THOMAS J. WARD
                                    SECRETARY
                                 PG ENERGY INC.
                                 ONE PEI CENTER
                        WILKES-BARRE, PENNSYLVANIA 18711
                                 (717) 829-8843
       (Name, Address and Telephone Number of Person Authorized to Receive
    Notices and Communications on Behalf of the Person Filing the Statement)


                                    COPY TO:
                              KENNETH A. LEFKOWITZ
                            HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1482
                                 (212) 837-6000

                                 April 18, 1997
     (Date Tender Offer First Published, Sent Or Given To Security Holders)


Calculation of Filing Fee


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          Transaction Valuation*                       Amount of Filing Fee
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                 $5,519,710                                    $1,104
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* Determined pursuant to Rule 0-11(b)(1). Assumes the purchase of 78,853 shares at $70.00 per share.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:  $1,104
Form or Registration No.:  Schedule 13E-4
Filing Party:  PG Energy Inc.
Date Filed:  April 18, 1997

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          This Amendment No. 1 amends and supplements the Rule 13e-4 Issuer Tender Offer Statement on Schedule 13E-4, dated April 18, 1997 (the "Schedule 13E-4"), filed by PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company") in connection with the Company's offer to purchase any and all of its outstanding shares of 4.10% Cumulative Preferred Stock, par value $100.00 per share, voluntary liquidation preference $105.50 per share, involuntary liquidation preference $100.00 per share (the "Shares"), at $70.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), copies of which were previously filed as Exhibits (a)(1) and (a)(2) to the Schedule 13E-4, respectively, and incorporated by reference therein. Terms defined in the
Schedule 13E-4 and not separately defined herein shall have the meanings specified in the Schedule 13E-4.

          The following information amends the information previously included in the Schedule 13E-4.


ITEM 8.   ADDITIONAL INFORMATION.

          Item 8 is hereby supplemented and amended by adding the following information thereto:

          On May 19, 1997, the Company issued a press release announcing an extension of the Offer by five business days. The Offer will now expire at 5:00 p.m., New York City time, May 23, 1997. A copy of the Company's press release is attached hereto as Exhibit (a)(9).


ITEM 9.   MATERIALS TO BE FILED AS EXHIBITS.

(a)(9)     Form of Press Release issued by the Company, dated May 19, 1997.

                                    SIGNATURE

          After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



                               PG Energy Inc.



                               By:  /S/ JOHN F. KELL, JR.
                                   --------------------------------------
                                   Name: John F. Kell, Jr.
                                   Title:Vice President, Financial Services
Dated:  May 16, 1997


                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                               DESCRIPTION
     ------                               -----------

(a)(9)         Form of Press Release issued by the Company, dated May 19, 1997.